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                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              OGDEN CORPORATION
                              -----------------
               (Name of Registrant as Specified In Its Charter)

                           PROVIDENCE CAPITAL, INC.
                           ------------------------
                  (Name of Person(s) Filing Proxy Statement)

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     4)   Date Filed:

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Leading Proxy Advisory Firm Recommends Vote for Providence Capital's Nominees in
Ogden Proxy Contest

New York -- (BUSINESS WIRE) -- May 13, 1998 -- Providence Capital Inc.
announced today that Institutional Shareholder Services (ISS), has recommended that its clients vote FOR Providence Capital's nominees and AGAINST management's candidates for election to the board of Ogden Corp. (NYSE:OG -news) at the company's annual meeting currently scheduled for Wednesday, May 20, in Orlando, Fla.

In an 18-page analysis published May 12, ISS supported Providence's slate, citing

     o "the company's need to revitalize the board by adding directors with management and board experience..."

     o "None of the ten outside (Ogden) directors have served in a senior management position with a publicly held company."

     o "We (ISS) believe that Providence's nominees can contribute more to the board because of their experience and can provide better oversight of management."

     o "We (ISS) also believe that Providence's nominees will put pressure on management and the board to continue improving shareholder returns and corporate governance, by among other things, repealing the classified board structure."

Herbert Denton, president of Providence Capital, commented, "We are gratified that our nominees have received the endorsement of a completely independent, third-party, advisory firm. In my view, this is a clear indication of the compelling experience and independence of our slate."

Providence Capital also announced that it has commenced mailing proxy materials to Ogden shareholders today. Shareholders seeking a copy of the Providence Capital proxy materials or who have questions about how to vote their shares to support the Providence nominees are urged to contact Providence Capital at 212/888-3200 or MacKenzie Partners Inc. at 800/322-2885.

ISS is a leading, independent proxy advisory firm in Bethesda, MD. that provides voting recommendations for proxy contests, corporate governance proposals and other shareholder related issues. ISS clients include many of the largest public and corporate pension funds and investment managers in the United States.

Providence Capital is a NASD-registered broker-dealer and investment management firm with special expertise in corporate governance and shareholder rights matters. Providence Capital


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has been successful in placing directors on the boards of California Microwave
Inc., Chic by H.I.S., COMSAT Corp., and Mesa Air Group Inc.

Contact:

         Providence Capital Inc.
         Adam Weiss, 212/888-3200
               or
         MacKenzie Partners Inc.
         Stan Kay, 212/929-5940